                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM 8-K/A

                             Amendment No. 1 to

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  September 9, 1997



                       Commission file number:  0-20923


                             SUMMIT DESIGN, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                             93-1137888
(State or other jurisdiction of incorporation       (I.R.S. Employer
              or organization)                   Identification Number)


                            9305 S. W. GEMINI DRIVE,
                            BEAVERTON, OREGON  97008
                    (Address of principal executive office)



      Registrant's Telephone number, including area code:  (503) 643-9281

                                 SUMMIT DESIGN, INC.
                                      FORM 8-K/A
                                        INDEX

     This Current Report on Form 8-K/A amends Item 7 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 1997.

ITEM     DESCRIPTION

Item 7.   Financial Statements and Exhibits

          (a)  Simulation Technologies, Corp. Financial Statements          1

               Report of Independent Accountants                            1

               Balance Sheets as of December 31, 1995,
               1996 and June 30, 1997                                       2

               Statements of Income for the years ended
               December 31, 1995 and 1996 and the six months
               ended June 30, 1997                                          3

               Statements of Stockholders' Equity for the years
               ended December 31, 1995 and 1996 and the six months
               ended June 30, 1997                                          4

               Statements of Cash Flows for the years ended
               December 31, 1995 and 1996 and the six months
               ended June 30, 1997                                          5

               Notes to the Financial Statements                            6

          (b)  Unaudited Pro Forma Consolidated Financial Statements:

               Pro Forma Consolidated Balance Sheet as of
               June 30, 1997 (unaudited)                                   13

               Pro Forma Consolidated Statement of Operations
               for the year ended December 31, 1996 (unaudited).           14

               Pro Forma Consolidated Statement of Operations
               for the six months ended June 30, 1997 (unaudited).         15

               Notes to Pro Forma Consolidated Financial
               Statements.                                                 16

          Signature                                                        18

          Exhibits
          23.1 Consent of Independent Accountants                          19

REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders
Simulation Technologies Corp.

We have audited the accompanying balance sheets of Simulation Technologies Corp. as of December 31, 1995 and 1996, and June 30, 1997 and the related statements of income, stockholders' equity and cash flows for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Simulation Technologies Corp. as of December 31, 1995 and 1996, and June 30, 1997 and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997 in conformity with generally accepted accounting principles.




Portland, Oregon                                   /s/ Coopers & Lybrand L.L.P.
August 21, 1997

SIMULATION TECHNOLOGIES CORP.
BALANCE SHEETS
DECEMBER 31, 1995 AND 1996 AND JUNE 30, 1997

                                                                                               JUNE 30,
                                                                1995            1996             1997
                                                            ----------     ------------     ------------
                            ASSETS
Current assets:
  Cash and cash equivalents                                 $  107,455     $    657,241     $  1,215,149
  Accounts receivable                                          560,855        1,529,061        1,210,027
  Notes receivable from officers                                                147,000          196,711
  Prepaid expenses and other                                                     17,755           39,085
                                                            ----------     ------------     ------------

     Total current assets                                      668,310        2,351,057        2,660,972

Furniture and equipment, net                                   105,857          366,560          407,351
Deposits and other assets                                           65            5,222            5,222
                                                            ----------     ------------     ------------

     Total assets                                           $  774,232     $  2,722,839     $  3,073,545
                                                            ----------     ------------     ------------
                                                            ----------     ------------     ------------

                           LIABILITIES

Current liabilities:
  Accounts payable                                          $   11,753     $     44,475     $    154,617
  Accrued liabilities                                           67,333          316,738          308,646
  Deferred revenue                                             352,697        1,131,593        1,626,528
                                                            ----------     ------------     ------------

     Total current liabilities                                 431,783        1,492,806        2,089,791
                                                            ----------     ------------     ------------

Commitments and contingencies (Notes 5 and 8)

                      STOCKHOLDERS' EQUITY

Common stock, no par value.  Authorized 15,000,000 shares;     540,171          540,171          565,221
  issued and outstanding 5,784,564 shares in 1995 and
  1996, 5,952,064 shares in 1997
Retained earnings (deficit)                                   (197,722)         689,862          418,533
                                                            ----------     ------------     ------------

     Total stockholders' equity                                342,449        1,230,033          983,754
                                                            ----------     ------------     ------------

     Total liabilities and stockholders' equity             $  774,232     $  2,722,839     $  3,073,545
                                                            ----------     ------------     ------------
                                                            ----------     ------------     ------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

SIMULATION TECHNOLOGIES CORP.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE SIX MONTHS ENDED JUNE 30, 1997



                                                                1995            1996           1997
                                                            -----------     -----------     -----------
Revenue:
  Product licenses                                          $ 1,093,518     $ 3,214,849     $ 2,264,597
  Maintenance and services                                      237,429         862,450         594,935
                                                            -----------     -----------     -----------

     Total revenue                                            1,330,947       4,077,299       2,859,532
                                                            -----------     -----------     -----------

Cost of revenue:
  Product licenses                                               11,809         199,709         199,047
  Maintenance and services                                        2,803          69,670          35,951
                                                            -----------     -----------     -----------

     Total cost of revenue                                       14,612         269,379         234,998
                                                            -----------     -----------     -----------

     Gross profit                                             1,316,335       3,807,920       2,624,534
                                                            -----------     -----------     -----------

Operating expenses:
  Research and development                                      463,467       1,179,720         937,727
  Sales and marketing                                           388,534       1,115,552       1,116,776
  General and administrative                                    254,001         573,194         349,973
  Technology acquisition costs                                                   50,000         135,000
                                                            -----------     -----------     -----------

     Total operating expenses                                 1,106,002       2,918,466       2,539,476
                                                            -----------     -----------     -----------

     Income from operations                                     210,333         889,454          85,058

Other income (expense), net                                      (5,796)         24,513          20,508
                                                            -----------     -----------     -----------

     Income before income tax provision                         204,537         913,967         105,566

Income tax provision                                                300          26,383           1,100
                                                            -----------     -----------     -----------

     Net income                                             $   204,237      $  887,584      $  104,466
                                                            -----------     -----------     -----------
                                                            -----------     -----------     -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

SIMULATION TECHNOLOGIES CORP.
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE SIX MONTHS ENDED JUNE 30, 1997


                                                                                       RETAINED
                                                           COMMON STOCK                EARNINGS
                                                     --------------------------      (ACCUMULATED
                                                      SHARES            AMOUNT          DEFICIT)        TOTAL
                                                     ---------      -----------      ------------    ----------
Balance, December 31, 1994                           5,784,564      $  540,171       $  (401,959)    $  138,212

Net income                                                                               204,237        204,237
                                                     ---------      -----------      ------------    ----------

Balance, December 31, 1995                           5,784,564         540,171          (197,722)       342,449

Net income                                                                               887,584        887,584
                                                     ---------      -----------      ------------    ----------

Balance, December 31, 1996                           5,784,564         540,171           689,862      1,230,033

Issuance of common stock                               167,500          25,050                           25,050

Stockholder distribution                                                                (375,795)      (375,795)

Net income                                                                               104,466        104,466
                                                     ---------      -----------      ------------    ----------

Balance, June 30, 1997                               5,952,064      $  565,221        $  418,533     $  983,754
                                                     ---------      -----------      ------------    ----------
                                                     ---------      -----------      ------------    ----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

SIMULATION TECHNOLOGIES CORP.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE SIX MONTHS ENDED JUNE 30, 1997



                                                               1995             1996           1997
                                                            ----------      ----------     -----------
 Cash flows from operating activities:
   Net income                                               $  204,237      $  887,584     $   104,466
   Adjustment to reconcile net income to net
       cash provided by operating activities:
     Depreciation and amortization                              37,044          90,771          90,626
     Changes in assets and liabilities:
       Accounts receivable                                    (410,958)       (968,206)        319,034
       Notes receivable from officers                                         (147,000)        (49,711)
       Prepaid expenses and other                                              (17,755)        (21,330)
       Other assets                                                             (5,222)
       Accounts payable and accrued liabilities                 30,286         282,127         102,050
       Deferred revenue                                        299,852         778,896         494,935
                                                            ----------      ----------     -----------

     Net cash provided by operating activities                 160,461         901,195       1,040,070
                                                            ----------      ----------     -----------

 Cash flows from investing activities:
   Additions to equipment                                      (97,469)       (351,409)       (131,417)
                                                            ----------      ----------     -----------

     Net cash used in investing activities                     (97,469)       (351,409)       (131,417)
                                                            ----------      ----------     -----------

 Cash flows from financing activities:
   Issuance of common stock                                                                     25,050
   Stockholder distribution                                                                   (375,795)
                                                                                           -----------

     Net cash used in financing activities                                                    (350,745)
                                                                                           -----------

     Increase for the period                                    62,992         549,786         557,908

 Cash and cash equivalents, beginning of period                 44,463         107,455         657,241
                                                            ----------      ----------     -----------

 Cash and cash equivalents, end of period                   $  107,455      $  657,241     $ 1,215,149
                                                            ----------      ----------     -----------
                                                            ----------      ----------     -----------


 Supplemental disclosure of cash flow information:
   Cash paid for income taxes                               $      300      $   1,900      $    36,261
                                                            ----------      ----------     -----------
                                                            ----------      ----------     -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

SIMULATION TECHNOLOGIES CORP.
NOTES TO FINANCIAL STATEMENTS


1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Simulation Technologies Corp. (the Company) designs, markets, and licenses hardware/software co-verification tools and simulation enhancement tools for the verification of HDL-based designs for the electronic design automation (EDA) and embedded systems markets.

     The Company is headquartered in St. Paul, Minnesota.

     The following is a summary of the Company's significant accounting policies:

     CASH EQUIVALENTS

     The Company considers all highly liquid investment instruments with a remaining maturity of three months or less when purchased to be cash equivalents.

     FURNITURE AND EQUIPMENT

     Furniture and equipment, consisting primarily of computer equipment and office furniture, are stated at cost, net of related depreciation. Assets are depreciated over their useful lives using a straight-line method. Estimated useful lives range from three to seven years. Repairs and maintenance are expensed as incurred. Upon disposal of an asset subject to depreciation, the cost and related accumulated depreciation are removed from the accounts and resulting gains and losses are reflected in operations.

     CONCENTRATION OF CREDIT RISK

     The Company sells its products to commercial end-users directly and through independent distributors in North America, Europe and Asia. The Company's end-user customers include companies in the EDA and embedded systems markets. The Company performs ongoing credit evaluations of its customers and utilizes timed software keys to enforce collection.

     At December 31, 1996, substantially all of the Company's cash and cash equivalents are invested in interest-bearing deposits with two banks.

     DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximated fair value as of June 30, 1997 because of the relatively short-term nature of these items.

SIMULATION TECHNOLOGIES CORP.
NOTES TO FINANCIAL STATEMENTS, CONTINUED


1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     REVENUE RECOGNITION

     Product license revenue is derived from the sale of products to distributors and end-users. Revenue from the sale of product licenses is recognized upon delivery of the product if remaining vendor obligations are insignificant and collection of the resulting receivable is probable.

     Maintenance and services revenue includes software maintenance and other service revenue, primarily from training and non-recurring engineering fees. Software maintenance revenue, including maintenance bundled with the initial license, is deferred and recognized ratably over the life of the maintenance contract. Other services revenue is recognized as the related service is performed.

     RESEARCH AND DEVELOPMENT COSTS

     Costs related to research, design and development of products are charged to research and development expense as incurred. Software development costs are capitalized beginning when a product's technological feasibility has been established by completion of a working model of the product and ending when a product is available for general resale to customers. To date, completion of a working model of the Company's products and general release have substantially coincided. As a result, the Company has not capitalized any software development costs since such costs have not been significant.

     INCOME TAXES

     The Company and its stockholders have elected to be taxed as an S corporation under provisions of the Internal Revenue Code. Accordingly, the taxable federal income or loss of the Company is included in the individual income tax returns of the stockholders. For state income tax purposes, the Company is treated as a C corporation in the State of California and as an S corporation in all other states. The Company's tax provision is comprised of California state income taxes and other state minimum taxes.

     ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SIMULATION TECHNOLOGIES CORP.
NOTES TO FINANCIAL STATEMENTS, CONTINUED


1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     INTERIM FINANCIAL DATA

     The interim financial statements as of June 30, 1997 and for the six months then ended, have been prepared on a basis consistent with that of the annual financial statements. Certain costs and expenses have been accrued based upon the expected annual amounts. Such expenses include estimated profit sharing contributions and annual employee bonuses. Results of the interim period are not necessarily indicative of results for the entire year.

2.   FURNITURE AND EQUIPMENT:

     Furniture and equipment consists of the following:

                                            1995          1996          1997
                                         ---------     ---------     ---------
       Office furniture and equipment    $   7,670     $  70,088     $  77,424
       Computer equipment                  151,877       422,580       488,705
       Computer software                    69,233        87,521       145,477
                                         ---------     ---------     ---------
                                           228,780       580,189       711,606

       Less accumulated depreciation
         and amortization                 (122,923)     (213,629)     (304,255)
                                         ---------     ---------     ---------

                                        $  105,857     $ 366,560     $ 407,351
                                         ---------     ---------     ---------
                                         ---------     ---------     ---------


3.   ACCRUED LIABILITIES:

     Accrued liabilities consist of the following:

                                            1995          1996          1997
                                         ---------     ---------     ---------

       Payroll and related benefits      $  47,764     $ 127,074     $ 206,642
       Taxes                                19,569        91,329         4,038
       Royalties                                          88,161        97,966
       Other                                              10,174
                                         ---------     ---------     ---------

                                         $  67,333     $ 316,738     $ 308,646
                                         ---------     ---------     ---------
                                         ---------     ---------     ---------

SIMULATION TECHNOLOGIES CORP.
NOTES TO FINANCIAL STATEMENTS, CONTINUED


4.   NOTE PAYABLE TO BANK:

     The Company has available a $150,000 line of credit with First Bank N.A., which matures February 1, 1998, and is collateralized by substantially all assets of the Company. Interest on the unpaid balance accrues at a rate equal to the bank's reference rate plus 1.25%, and is payable monthly. The reference rate at June 30, 1997 was 8.5%. There were no amounts outstanding at June 30, 1997.

5.   LEASES:

     The Company has entered into operating leases for the use of office space at three locations and for certain software equipment. Rental expense was approximately $22,800, $66,200, and $56,500 for the years ended December 31, 1995 and 1996, and the six months ended June 30, 1997, respectively.

     Future minimum lease payments under these operating leases are as follows:

             1997                                         $  71,963
             1998                                            99,851
             1999                                            83,234
             2000                                            31,660
                                                          ---------
                                                          $ 286,708
                                                          ---------
                                                          ---------

6.   STOCKHOLDERS' EQUITY:

     1994 STOCK OPTION PLAN

     The Company has a stock plan pursuant to which the Company may grant options to employees and consultants. Under the terms of the plan, the option price is fair value as determined by the Board of Directors at the time the option is granted. Under the plan, 3,750,000 shares of common stock are authorized for issuance. Options granted are exercisable upon vesting, and ownership generally vests at 25% per year for four years after the date of grant. Options expire no later than 10 years after the date of grant.

SIMULATION TECHNOLOGIES CORP.
NOTES TO FINANCIAL STATEMENTS, CONTINUED


6.   STOCKHOLDERS' EQUITY, CONTINUED:

     1994 STOCK OPTION PLAN, CONTINUED:

     Option activity was as follows:

                                                                  EXERCISE
                                                  OPTIONS        PRICE RANGE
                                                -----------     -------------
      Balance, December 31, 1994                 1,608,287       $0.02-$0.20
        Options granted                          1,595,081       $0.14-$0.30
                                                -----------

      Balance December 31, 1995                  3,203,368       $0.02-$0.30
        Options granted                            632,500       $0.30-$0.50
        Options canceled                          (182,105)      $0.02-$0.30
                                                -----------

      Balance December 31, 1996                  3,653,763       $0.02-$0.50
        Options granted                            431,000       $0.50-$0.50
        Options exercised                         (167,500)      $0.02-$0.16
        Options canceled                          (297,500)      $0.02-$0.50
                                                -----------

      Balance June 30, 1997                      3,619,763       $0.02-$0.50
                                                -----------
                                                -----------

     The following table summarizes information about stock options outstanding at June 30, 1997:


                                 WEIGHTED
                                  AVERAGE     WEIGHTED                WEIGHTED
   RANGE OF                     CONTRACTUAL    AVERAGE    SHARES      AVERAGE
   EXERCISE       SHARES         REMAINING    EXERCISE  EXERCISABLE   EXERCISE
    PRICES      OUTSTANDING         LIFE       PRICE    AT 6/30/97      PRICE
 -----------   -------------   ------------   --------  -----------   --------
    $0.12        1,406,182          5.84       $0.02     1,256,182      $0.02
    $0.14          580,081          7.53       $0.14       290,041      $0.14
    $0.16          575,000          8.16       $0.16       200,000      $0.16
    $0.30          527,500          9.30       $0.30        33,250      $0.30
    $0.50          531,000          9.82       $0.50
                ------------                            -----------
                 3,619,763                               1,779,473
                ------------                            -----------
                ------------                            -----------

SIMULATION TECHNOLOGIES CORP.
NOTES TO FINANCIAL STATEMENTS, CONTINUED


6.   STOCKHOLDERS' EQUITY, CONTINUED:

     1994 STOCK OPTION PLAN, CONTINUED:

     The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Accordingly, no compensation expense has been recognized for the stock option plan. Had compensation been determined for the plan based upon the fair value as of the grant dates for awards consistent with the provisions of SFAS No. 123, the Company's net income would have been affected as follows:

                                            1995          1996         1997

       Net income - as reported         $  204,237    $  887,584   $  104,466
       Net income - pro forma              196,076       870,907       90,304


     The fair value of each option grant is estimated on the date of the grant with the following weighted average assumptions: dividend yield of 0%; risk free interest rate of 6%; and expected lives of 4 years.

7.   PROFIT SHARING PLAN:

     The Company has a profit sharing and 401(k) plan covering substantially all employees meeting minimum service requirements. The plan allows for the Company to make discretionary contributions as determined by a committee of the Board of Directors. Effective January 1, 1997, the Plan allowed participants to make voluntary salary deferral contributions and provided for an employer match equal to 30% of the first 5% of participant contributions. The Company made a contribution of $47,764 and $41,934 for the years ended December 31, 1996 and 1995, and has accrued a contribution of $102,845 for the six months ended June 30, 1997.

8.   COMMITMENTS AND CONTINGENCIES:

     The Company has entered into various agreements including OEM and software development agreements. The Company has received advance royalty payments in connection with one such agreement which requires the Company to integrate certain of the OEM Company's products with products offered by the Company. The advance royalties received totaled $500,000 at June 30, 1997 and are to be earned based upon the future sale of the subject products through the OEM sales agreement.

SIMULATION TECHNOLOGIES CORP.
NOTES TO FINANCIAL STATEMENTS, CONTINUED


8.   COMMITMENTS AND CONTINGENCIES, CONTINUED:

     The Company has an agreement with a former employee under which the Company pays a royalty on the sales of certain products. The royalty is paid at the rate of 15% of sales of the Company's VeriCov product through June 2000 and 7.5% from July 2000 through June 2002, net of sales commission. Royalties from this agreement totaled $130,556 and $122,235 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

     In connection with the acquisition and development of the Company's VCpu products, the Company entered into an agreement to acquire certain technology from an unrelated company for a sum of $500,000. The purchase price is payable based upon a percentage of sales of the VCpu product up to the $500,000 purchase price. As of June 30, 1997, the Company has accrued or paid $185,000 in connection with this agreement. These costs have been recorded in Technology Acquisition Costs in the Statement of Operations. The balance of $315,000 will be recorded as the liability is incurred based upon the future sales of VCpu products.

                         SUMMIT DESIGN, INC. AND SUBSIDIARIES
                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                    June 30, 1997
                                    (In thousands)
                                      (Unaudited)

                                                     Summit         Simulation
                                                  Design, Inc.    Technologies Corp.    Pro Forma      Pro Forma
                                                   As Reported       As Reported       Adjustments    As Adjusted
                                                  ------------    ------------------   -----------    -----------
                     ASSETS
Current assets:
  Cash and cash equivalents..................       $  21,992          $  1,215        $  (4,225)a    $  18,982
  Accounts receivable, net...................           5,925             1,210                           7,135
  Notes receivable from officer..............                               197                             197
  Prepaid expenses and other.................             418                39                             457
                                                    ---------          --------        ----------     ---------
    Total current assets.....................          28,335             2,661           (4,225)        26,771

Furniture and equipment, net.................           2,214               407              (55)b        2,566
Purchased technology, net....................                                                953 b          953
Intangibles, net............................                                                 676 b          676
Notes receivables............................             425                                               425
Deferred taxes...............................             500                                               500
Deposits and other assets....................             331                 5                             336
                                                    ---------          --------        ----------     ---------
       Total assets..........................       $  31,805          $  3,073        $  (2,651)     $  32,227
                                                    ---------          --------        ----------     ---------
                                                    ---------          --------        ----------     ---------

                LIABILITIES
Current liabilities:
  Long-term debt, current portion............       $     391                                         $    391
  Capital lease obligation, current portion..              41                                               41
  Accounts payable...........................           1,605          $    155                          1,760
  Accrued liabilities........................           3,030               308                          3,338
  Deferred revenue...........................           3,372             1,626                          4,998
                                                    ---------          --------        ----------     ---------
    Total current liabilities................           8,439             2,089                         10,528

Long-term debt, less current portion.........             675                                              675
Capital lease obligations, less current
  portion....................................              70                                               70
Deferred revenue, less current portion.......              84                                               84
                                                    ---------          --------        ----------     ---------
    Total liabilities........................           9,268             2,089                         11,357

Commitments and contingencies

             STOCKHOLDERS' EQUITY
Common stock, $.01 par value.  Authorized
30,000 shares;  issued and outstanding
14,024 shares at June 30, 1997...............             140               565        $    (565)d
                                                                                              13 c         153
Additional paid-in capital...................          33,539                             16,654 c      50,193
Accumulated deficit..........................         (11,142)              419             (419)d     (29,476)
                                                                                         (18,334)e
                                                    ---------          --------        ----------     ---------
    Total stockholders' equity...............          22,537               984           (2,651)       20,870
                                                    ---------          --------        ----------     ---------
       Total liabilities and stockholders'
         equity..............................       $  31,805          $  3,073        $  (2,651)     $ 32,227
                                                    ---------          --------        ----------     ---------
                                                    ---------          --------        ----------     ---------


  The accompanying notes are an integral part of the pro forma consolidated financial statements

                          SUMMIT DESIGN, INC. AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        For the period ending December 31, 1996
                         (In thousands, except per share data)
                                     (Unaudited)




                                                     Summit          Simulation
                                                  Design, Inc.    Technologies Corp.    Pro Forma      Pro Forma
                                                   As Reported       As Reported       Adjustments    As Adjusted
                                                  ------------    ------------------   -----------    -----------
Revenue:
  Product licenses..........................        $  15,179         $    3,215                       $  18,394
  Maintenance and services..................            4,215                862                           5,077
  Other.....................................              567                                                567
                                                  ------------       ------------       -----------   -----------
    Total revenue...........................           19,961              4,077                          24,038
                                                  ------------       ------------       -----------   -----------

Cost of revenue:
  Product licenses..........................              571                200               327 f       1,098
  Maintenance and services..................              439                 70                             509
                                                  ------------       ------------       -----------   -----------
    Total cost of revenue...................            1,010                270               327         1,607
                                                  ------------       ------------       -----------   -----------

      Gross profit..........................           18,951              3,807              (327)       22,435
                                                  ------------       ------------       -----------   -----------

Operating expenses:
  Research and development..................            5,204              1,180                (3)g       6,381
  Sales and marketing.......................            8,622              1,116                           9,738
  General and administrative................            2,821                573               139 h       3,533
  Technology acquisition costs..............                                  50                              50
                                                  ------------       ------------       -----------   -----------
    Total operating expenses................           16,647              2,919               136        19,702
                                                  ------------       ------------       -----------   -----------

Income from operations......................            2,304                888              (463)        2,729

Interest expense............................              (97)                                               (97)
Other income (expense), net.................              223                 25              (228)i          20
                                                  ------------       ------------       -----------   -----------
Income before income taxes..................            2,430                913              (691)        2,652
Income tax provision (benefit)..............             (246)                26                            (220)(2)
                                                  ------------       ------------       -----------   -----------
Net income..................................        $   2,676         $      887        $     (691)    $   2,872 (1)
                                                  ------------       ------------       -----------   -----------
                                                  ------------       ------------       -----------   -----------
Net income per share........................        $    0.22                                          $    0.21
                                                  ------------                                        -----------
                                                  ------------                                        -----------
Number of shares used in per share
  calculation...............................           12,372                                1,257 j      13,629
                                                  ------------                          -----------   -----------
                                                  ------------                          -----------   -----------


(1) Excludes a one-time charge of $18,883,000 for the portion of the purchase price allocated to In-Process Technology.

(2) The pro forma income tax provision related to the income before income taxes of Simulation Technologies Corp. have been fully offset by deferred income tax benefits associated with deferred tax assets of the Company which were subject to a valuation allowance in the historical financial statements.


The accompanying notes are an integral part of the consolidated pro forma financial statements

                       SUMMIT DESIGN, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the six months ending June 30, 1997
                      (In thousands, except per share data)
                                  (Unaudited)



                                                     Summit         Simulation
                                                  Design, Inc.    Technologies Corp.    Pro Forma      Pro Forma
                                                   As Reported       As Reported       Adjustments    As Adjusted
                                                  ------------    ------------------   -----------    -----------

Revenue:
  Product licenses............................     $   10,454         $     2,265                      $  12,719
  Maintenance and services....................          2,899                 594                          3,493
  Other.......................................            267                                                267
                                                  ------------       -------------    -----------     -----------
    Total revenue.............................         13,620               2,859                         16,479
                                                  ------------       -------------    -----------     -----------

Cost of revenue:
  Product licenses............................            349                 199       $    164 f           712
  Maintenance and services....................            250                  36                            286
                                                  ------------       -------------    -----------     -----------
    Total cost of revenue.....................            599                 235            164             998
                                                  ------------       -------------    -----------     -----------
      Gross profit............................         13,021               2,624           (164)         15,481
                                                  ------------       -------------    -----------     -----------

Operating expenses:
  Research and development....................          3,087                 938             (1)g         4,024
  Sales and marketing.........................          5,088               1,117                          6,205
  General and administrative..................          2,055                 350             70 h         2,475
  Technology acquisition costs................                                135                            135
                                                  ------------       -------------    -----------     -----------
    Total operating expenses..................         10,230               2,540             69          12,839
                                                  ------------       -------------    -----------     -----------

Income from operations........................          2,791                  84           (233)          2,642

Interest expense..............................             (9)                                                (9)
Other income (expense), net...................            449                  21           (114)i           356
                                                  ------------       -------------    -----------     -----------
Income before income taxes....................          3,231                 105           (347)          2,989
Income tax provision (benefit)................            180                   1                            181(2)
                                                  ------------       -------------    -----------     -----------
Net income....................................     $    3,051         $       104       $   (347)      $   2,808(1)
                                                  ------------       -------------    -----------     -----------
                                                  ------------       -------------    -----------     -----------
Net income per share..........................     $     0.21                                          $    0.18
                                                  ------------                                        -----------
                                                  ------------                                        -----------
Number of shares used in per share
  calculation.................................         14,758                              1,257 j        16,015
                                                  ------------                        -----------     -----------
                                                  ------------                        -----------     -----------


(1) Excludes a one-time charge of $18,883,000 for the portion of the purchase price allocated to In-process Technology.

(2) The pro forma income tax provision related to the income before income taxes of Simulation Technologies, Corp. have been fully offset by deferred income tax benefits associated with deferred tax assets of the Company which were subject to a valuation allowance in the historical financial statements.

The accompanying notes are an integral part of the consolidated pro forma financial statements

                     SUMMIT DESIGN, INC. AND SUBSIDIARIES
              Notes to Pro Forma Consolidated Financial Statements
                                (Unaudited)


1.  BASIS OF PRESENTATION

    The accompanying unaudited pro forma financial statements have been prepared to present the effect of the acquisition by the Company of Simulation Technologies, Corp. (Simulation Technologies). The Pro Forma balance sheet as of June 30, 1997 has been prepared based upon the historical financial statements of the Company and Simulation Technologies as if the transaction had occurred on June 30, 1997. The Pro Forma statements of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 have been prepared as if the transaction occurred at January 1, 1996.

     The unaudited pro forma consolidated financial statements should be read in conjunction with the following:

     - Financial statements and notes thereto of the Company filed with the Securities and Exchange Commission in its annual report on Form 10-K for the year ended December 31, 1996.

     - Financial statements and notes thereto of Simulation Technologies which are included elsewhere in this current report on Form 8-K/A.

     - Financial statements and notes thereto of the Company filed with the Securities and Exchange Commission in its quarterly report on Form 10-Q for the six months ended June 30, 1997.

     The Pro Forma Consolidated Statements of Operations may not be indicative of the results of operations that actually would have occurred if the transaction had been in effect as of the beginning of the period nor do they purport to indicate the results of future operations of the Company. Management of the Company believes that all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structure of the transaction.

                         SUMMIT DESIGN, INC. AND SUBSIDIARIES
           Notes to Pro Forma Consolidated Financial Statements, continued
                                     (Unaudited)


2.   PRO FORMA ADJUSTMENTS

     The following is a summary of adjustments reflected in the Unaudited Pro Forma Consolidated Financial Statements.

     a. To reflect the cash payment of $3,875,000 to shareholders of Simulation Technologies and $350,000 in expenses related to the acquisition.

     b. To reflect the adjustments in order to approximate the fair market value of Purchased Technology, Identifiable Intangibles, and Fixed Assets, as of June 30, 1997.

     c. To reflect issuance of common stock by the Company to the Shareholders of Simulation Technologies.

     d. To reflect the elimination of Common Stock and Retained Earnings of Simulation Technologies.

     e. To reflect the one-time charge of $18,334,000 for the portion of the purchase price allocated to In-Process technology.

     f.  To amortize acquired purchased technology over three years.

     g. To reflect change in depreciation related to fair value of fixed assets at the purchase date, assuming a 4 year useful life.

     h.  To amortize identifiable intangibles over five years.

     i. To reduce interest earned on cash and investments utilized to purchase Simulation Technologies using an average interest rate of 5.4%.

     j. To reflect additional shares issued to the stockholders of Simulation Technologies.

                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             SUMMIT DESIGN, INC.


                             By:  /s/  C. ALBERT KOOB
                                -------------------------------------------
                                  C. Albert Koob
                                  Vice President - Finance,
                                  Chief Financial Officer and Secretary
                                  (Principal Financial and Accounting
                                  Officer and Duly Authorized Officer)



Date:    November 10, 1997